Exhibit 99.1

Jumptap, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,162	$27,330
Restricted cash	320	320
Accounts receivable—net of allowances of $1,335 and $1,986 as of September 30, 2013 and December 31, 2012, respectively	20,404	17,935
Prepaid expenses and other current assets	701	625

Total current assets	48,587	46,210

Property and equipment, net	5,012	2,967
Restricted cash	514	514
Other assets	105	88

Total assets	$54,218	$49,779

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$17,333	$3,231
Accrued cost of revenue	3,902	9,859
Accrued expenses	4,122	3,664
Deferred revenue	521	571
Line of credit	10,346	10,346
Current portion of capital lease	653	—
Current portion of notes payable	1,067	2,200

Total current liabilities	37,944	29,871

Deferred revenue—net of current portion	—	13
Notes payable—net of current portion	2,933	1,467
Preferred stock warrant liability	497	521
Convertible debt, embedded derivative and accrued interest	2,315	2,168
Capital lease—net of current portion	1,155	—
Other long term liabilities	1,486	1,416

Total liabilities	46,330	35,456

Commitments and contingencies

Convertible preferred stock:
Series A convertible preferred stock, designated 4,450,000 shares; issued and outstanding, 4,450,000 shares as of September30, 2013 and December 31, 2012 (liquidation preferences of $4,450 as of September 30, 2013)	4,444	4,444
Series B convertible preferred stock, designated 6,657,009 shares; issued and outstanding, 6,657,009 shares as of September 30, 2013 and December 31, 2012 (liquidation preferences of $16,643 as of September30, 2013)	16,624	16,624
Series C convertible preferred stock, designated 4,625,300 shares; issued and outstanding, 4,509,948 shares as of September 30, 2013 and December 31, 2012 (liquidation preferences of $25,000 as of September 30, 2012)	24,984	24,984
Series D convertible preferred stock, designated 4,836,826 shares; issued and outstanding, 3,889,670 shares as of September 30, 2013 and December 31, 2012 (liquidation preferences of $33,139 as of September 30, 2012)	32,714	31,531
Series E convertible preferred stock, designated 744,922 shares; issued and outstanding, 721,315 shares as of September 30, 2013 and December 31, 2012 (liquidation preferences of $12,022 as of September 30, 2012)	11,948	11,713
Series F convertible preferred stock, designated 5,200,000 shares; issued and outstanding, 4,664,176 shares as of September 30, 2013 and September 31, 2012 (liquidation preferences of $28,306 as of September 30, 2012)	28,223	27,206
Series G convertible preferred stock, designated 4,865,165 shares; issued and outstanding, 3,824,846 shares as of September 30, 2013 and December 31, 2012 (liquidation preferences of $48,153 as of September 30, 2012)	48,010	48,010

Total convertible preferred stock	166,947	164,512
Stockholders’ deficit
Common stock—$0.01 par value—authorized 49,200,000 shares; issued and outstanding 6,186,878 and 3,475,913 shares as of September 30, 2013 and December 31, 2012, respectively	62	35
Additional paid in capital	293	—

Accumulated other comprehensive loss	(23)	(28)
Accumulated deficit	(159,391)	(150,196)

Total stockholders’ deficit	(159,059)	(150,189)

Total liabilities and stockholders’ deficit	$54,218	$49,779

See notes to unaudited consolidated financial statements

Jumptap, Inc.

 Unaudited Consolidated Statements of Operations

(In thousands)

	Nine Months Ended September 30,
	2013	2012
REVENUE	$69,965	$45,746
COST OF REVENUE	43,952	28,119
Gross profit	26,013	17,627

OPERATING EXPENSES:
Sales and marketing	15,816	12,311
Technology and development	12,319	9,728
General and administrative	6,409	4,405
Total operating expenses	34,544	26,444
LOSS FROM OPERATIONS	(8,531)	(8,817)

OTHER INCOME (EXPENSE):
Interest income	21	24
Interest expense	(649)	(611)

Other income (expense)—net	(36)	186
Total other income (expense)	(664)	(401)
NET LOSS	$(9,195)	$(9,218)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

 Unaudited Consolidated Statements of Comprehensive Loss

(In thousands)

	Nine Months Ended September 30,
	2013	2012

Net loss	$(9,195)	$(9,218)

Other comprehensive income — foreign currency translation adjustments	5	21

Comprehensive loss	$(9,190)	$(9,197)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Changes in Stockholders’ Deficit

For the Nine Months Ended September 30, 2013

(In thousands, except share data)

				Accumulated
	Common		Additional	Other		Total
	$0.01		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficit	Deficit

Balance at December 31, 2012	3,475,913	$35	$—	$(28)	$(150,196)	$(150,189)

Exercise of stock options	2,435,965	24	2,279	—	—	2,303

Issuance of common stock	275,000	3	98	—	—	101

Stock based compensation	—	—	350	—	—	350

Accretion of preferred stock	—	—	(2,434)	—	—	(2,434)

Foreign currency translation adjustment	—	—	—	5	—	5

Net loss	—	—	—	—	(9,195)	(9,195)

Balance at September 30, 2013	6,186,878	$62	$293	$(23)	$(159,391)	$(159,059)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,195)	$(9,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,206	358
Noncash interest expense	133	93
Change in fair value of preferred stock warrant liability	(24)	(199)
Change in fair value of embedded derivative	61	12
Stock-based compensation	451	395
Deferred rent	120	134
Changes in operating assets and liabilities:
Accounts receivable	(2,469)	(342)
Prepaid expenses and other current assets	(62)	(193)
Accounts payable	14,091	59
Accrued cost of revenue	(5,957)	(912)
Accrued expenses	417	(18)
Deferred revenue	(63)	(1)
Net cash used in operating activities	(1,291)	(9,832)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,762)	(756)
Increase in restricted cash	—	(350)

Net cash used in investing activities	(1,762)	(1,106)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from sale of preferred stock	—	27,408
Change in line of credit	—	1,497
Proceeds from issuance of note payable	517	—
Repayment of note payable	(183)	(1,283)
Debt issuance costs	(57)	—
Proceeds from capital lease	387	—
Repayment of capital lease	(85)	—

Proceeds from exercise of stock options	2,303	341

Net cash provided by financing activities	2,882	27,963

Effect of exchange rate changes on cash and cash equivalents	3	(9)

Net increase (decrease) in cash and cash equivalents	(168)	17,016

Cash and cash equivalents—Beginning of period	27,330	13,044

Cash and cash equivalents—End of period	$27,162	$30,060
Supplemental disclosure of cash flow information—cash paid for interest	$456	$519

Noncash investing and financing activity—Equipment purchased with capital lease	$1,489	$—

See notes to unaudited consolidated financial statements

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

1. NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Jumptap, Inc. (the “Company”), was incorporated in the state of Delaware on January 18, 2005. The Company is a mobile advertising technology company that develops and provides technology and advertising solutions to advertisers, publishers, and wireless carriers to deliver mobile advertising solutions in a hosted environment.

The Company is subject to a number of risks similar to other companies in the industry and at its stage of development, including rapid technological change, uncertainty of market acceptance of services, competition from substitute services and larger companies, protection of proprietary technology, the need to adequately fund working capital and to achieve profitable operations, historical operating losses and negative cash flows, dependence upon key individuals, the need for further development of commercially viable services, and the need to fund future product and services development.

Basis of Presentation and Management’s Plans—The accompanying unaudited consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred net losses since inception and has an accumulated deficit as of September 30, 2013, of $159,391. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has financed its operations to date primarily with the proceeds from the sale of preferred stock, issuance of debt and the sale of its services. The Company’s long-term success is dependent upon its ability to successfully market its existing services, continue to develop new services, increase cash flow from operations, obtain additional capital when needed, and ultimately achieve profitable operations. On November 6, 2013, the Company was acquired by Millennial Media, Inc..

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Consolidated Financial Information—The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements for the year ended December 31, 2012, except that certain information and disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or excluded as permitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the full fiscal year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes for the year ended December 31, 2012.

Use of Estimates—The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers—The Company maintains its cash, cash equivalents, and restricted cash in bank deposit accounts at high-quality financial institutions. The individual balances, at times, may exceed federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Financial instruments that potentially expose the Company to concentrations of credit risk consist of accounts receivable. Management believes its credit policies are prudent and reflect normal industry terms and business risk. Accounts receivable are typically unsecured and are derived from revenue earned from customers located in North America and Europe. To minimize credit risk related to accounts receivable, ongoing credit evaluations of customers’ financial condition are performed and the Company maintains allowances for potential credit losses. To date, losses resulting from uncollected receivables have not exceeded management’s expectations. The Company also estimates an allowance for sales credits based on the Company’s historical sales credits experience. Historically, actual sales credits have not significantly differed from the Company’s estimates. However, higher than expected sales credits may result in future write-offs that are greater than the Company’s estimates. The allowances for doubtful accounts and sales credits are included in accounts receivable, net in the unaudited consolidated balance sheets.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

For the nine months ended September 30, 2013, one customer accounted for 36% of total revenue. For the nine months ended September 30, 2012, no customer accounted for greater than 10% of total revenue. As of September 30, 2013, one customer accounted for 24% of total accounts receivable. As of December 31, 2012, no customer accounted for greater than 10% of accounts receivable.

3. FAIR VALUE OF FINANCIAL MEASUREMENTS

Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The assets and liabilities measured at fair value on a recurring basis as of September 30, 2013 and the input categories associated with those assets and liabilities are as follows:

	Total Fair
	Value at
	September 30,
	2013	Level 1	Level 2	Level 3

Liabilities:
Preferred stock warrants	$497	$—	$—	$497
Embedded derivative in convertible debt	219	—	—	219

Activity of instruments valued with Level 3 fair value measurements during the nine months ended September 30, 2013:

		Embedded
	Preferred Stock	Derivative in
	Warrants	Convertible Debt

Balance at December 31, 2012	$521	$158

Change in fair value	(24)	61

Balance at September 30, 2013	$497	$219

For preferred stock warrants, the Company determined the fair value using the Black-Scholes model (see Note 6). The preferred stock warrant liability will increase or decrease each period based on the fluctuations of the fair value of the underlying preferred security. A significant fluctuation in the preferred stock fair value could result in a material increase or decrease in the fair value of the preferred stock warrant liability.

For the embedded derivative, the Company determined fair value using a model that assessed the probability of future cash flows in connection with the convertible debt agreement. The future cash flows were discounted to their net present value using a discount rate of 25%. The embedded derivative liability will increase or decrease each period based on changes in the probability in the future cash flows. A significant fluctuation in the probability would not result in a material increase or decrease in the fair value of the embedded derivative liability.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

4. PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2013 consist of the following:

	Estimated Useful Life (in Years)

Leasehold improvements	Lesser of lease term or life of asset	1,258
Computer equipment and purchased software	3	780
Data center equipment	3	5,553
Office equipment, furniture, and fixtures	3	384
Total property and equipment		7,975
Less accumulated depreciation and amortization		(2,963)
Property and equipment — net		$5,012

Depreciation and amortization expense was $1,206 and $358 for the nine months ended September 30, 2013 and 2012, respectively. Data center equipment includes $1,876 of leased property under capital leases.

5. LONG-TERM DEBT

Line of Credit—In October 2009, the Company entered into a $3,000 revolving line of credit (the “Revolver”). Since entering into this Revolver, the Company has periodically amended the terms of the Revolver to extend the maturity date, increase the line, change the interest rate and modify certain financial covenants. In January 2013, the Company amended its Revolver. The amendment extended the maturity date of the Revolver to March 31, 2014, increased the line to $15,000, changed the interest rate to the bank’s prime rate plus 1%, amended certain covenants and waived certain events of default. As of September 30, 2013 the interest rate for the Revolver was 4.25%. The outstanding balance on the Revolver as of September 30, 2013 was $10,346. Available borrowings under the Revolver at September 30, 2013 were $3,798.

Notes Payable—In August 2011, the Company issued a $5,500 term loan (the “Term Loan”) as part of the loan and security agreement discussed above. In January 2013, the Company refinanced the Term Loan with a new line of up to $6,000. Under the new loan, an initial borrowing of $4,000 was executed and used to repay the outstanding balance on the existing Term Loan. The Company can make additional draws against the $6,000 until January 31, 2014. Interest only is paid monthly until February 1, 2014. Thereafter, the Company will repay the outstanding balance on the Term Loan in 30 equal monthly installments until maturity on July 1, 2016. As of September 30, 2013 the interest rate for the Term Loan was 5.25%. The Term Loan is secured by substantially all assets of the Company, excluding intellectual property, patents, and trademarks, and contains financial and nonfinancial covenants.

The future principal payments under the Term Loan agreement as of September 30, 2013, are as follows:

Remainder of 2013	$—
2014	1,467
2015	1,600
2016	933
Total	4,000

Less current portion	1,067
Long-term debt	$2,933

Capital Leases—In April 2013, the Company entered into a 48-month capital lease agreement with a financing company for computer equipment. In connection with this lease, the Company capitalized $515 of computer equipment.

In April 2013, the Company entered into a master lease agreement with a different finance company. Under this agreement, the Company executed three capital lease agreements, each with a term of 36 months. Under these agreements, the Company capitalized

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

$602 of computer equipment in May 2013 and $688 and $61 of computer equipment in June 2013.

The future minimum payments under the capital leases as of September 30, 2013 are as follows:

Remainder of 2013	$186
2014	672
2015	672
2016	325
2017	62
Total future minimum lease payments	1,917
Less: Amounts representing interest	(109)
Present value of minimum lease payments	1,808
Less current portion	653
Long-term capital lease obligation	$1,155

6. WARRANTS FOR PREFERRED STOCK

Fair Value—Warrants outstanding as of September 30, 2013, and the related fair value were as follows:

		Convertible
	Term	Preferred	Exercise	Number	Estimated
Issue Date	(Years)	Stock	Price	of Shares	Fair Value

Working capital loan facility
December 2007	7	Series C	$5.8517	115,352	$30
March 2010	7	Series D	6.5982	621,381	272

Loan and security agreement
October 2009	10	Series D	6.5982	9,094	4
May 2010	10	Series E	7.6249	23,607	180
August 2011	10	Series F	5.3600	10,261	11

				779,695	$497

The assumptions used to determine the fair value of the outstanding warrants at September 30, 2013, were as follows:

	Term		Fair Value	Risk-Free	Dividend
Warrant	(Years)	Volatility	Of Shares	Interest Rate	Yield

Working capital loan facility
December 2007	0.1	54%	$5.54	0.03%	—
March 2010	0.1	54	6.60	0.03	—

Loan and security agreement
October 2009	0.1	54	6.60	0.03	—
May 2010	0.1	54	15.25	0.03	—
August 2011	0.1	54	6.29	0.03	—

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

7. CONVERTIBLE PREFERRED STOCK

Summary of Activity—The following table presents a summary of activity for the Series A, B, C, D, E, F and G Preferred Stock issued and outstanding for the nine month period ended September 30, 2013:

	Convertible Preferred Stock
	$0.01 Par Value
	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Total

Balance at December 31, 2012	$4,444	$16,624	$24,984	$31,531	$11,713	$27,206	$48,010	$164,512

Accretion of preferred stock	—	—	—	1,183	235	1,017	—	2,435

Balance at September 30, 2013	$4,444	$16,624	$24,984	$32,714	$11,948	$28,223	$48,010	$166,947

8. STOCK OPTION PLAN AND STOCK BASED COMPENSATION

The activity of the Company’s stock options for the nine months ended September 30, 2013, is as follows:

		Weighted-	Weighted-
	Number of	Average	Average
	Options	Exercise	Remaining
	Outstanding	Price	Life in Years

Outstanding at December 31, 2012	9,973,656	0.84
Options granted	1,259,500	0.38
Exercised	(2,435,965)	0.95
Forfeited, cancelled or expired	(587,266)	0.79
Outstanding at September 30, 2013	8,209,925	0.75	6.8

Vested and unvested expected to vest at September 30, 2013	7,756,581	0.76	6.6

Exercisable	4,978,464	0.87	5.5

Total cash proceeds from options exercised were $2,303 for the nine months ended September 30, 2013. The total intrinsic value of stock options exercised was $64 for the nine months ended September 30, 2013. No tax benefits were realized from options and other share-based payment arrangements during these periods.

During 2013, the Company issued 275,000 shares of fully vested common stock to the CEO and recorded compensation expense of $101 related to these shares

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except share and per share data)

Stock-Based Compensation Expense—The fair value of options granted during the nine months ended September 30, 2013 was calculated using the following assumptions:

Nine months ended September 30, 2013

Weighted-average expected volatility	50.0 – 53.4%
Weighted-average expected term — employees (years)	5.00
Weighted-average expected term — nonemployees (years)	6.08 – 9.21
Risk-free interest rate	0.69% – 1.78%
Expected dividend yield	None

The Company recorded $451 and $395, as compensation expense during the nine months ended September 30, 2013 and 2012, respectively, related to stock awards. The amounts included in the unaudited consolidated statements of operations relating to stock-based compensation expense are as follows:

	2013	2012
Effect of stock-based compensation on income by line item:
Sales and marketing	$117	$120
Technology and development	48	77
General and administrative	286	198
Total cost related to stock-based compensation	$451	$395

At September 30, 2013, unrecognized stock-based compensation expense was $805, which is expected to be recognized over a weighted-average period of 1.9 years.

9. COMMITMENTS AND CONTINGENCIES

Legal Contingencies—In September 2011, the Company was named as one of multiple defendants in a patent infringement case. In March 2012, a settlement agreement was finalized. The Company had accrued the amount of the settlement of $250 as of December 31, 2011. In 2013, the Company paid an installment of $40 related to this settlement. At September 30, 2013, the Company’s accrual for this settlement is $180 included in other long term liabilities.

The Company is subject to other legal proceedings, claims, and litigation arising in the ordinary course of business. The Company defends itself vigorously against any such claims. Although the outcome of these matters is currently not determinable, management does not expect that the ultimate costs to resolve these matters will have a material effect on its consolidated financial position, results of operations, or cash flows.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events occurring through January 24, 2014, the date that these financial statements were available to be issued, and determined that no additional subsequent events occurred that would require recognition or disclosure in these financial statements, except as disclosed below.

On November 6, 2013, the Company’s acquisition by Millennial Media, Inc. (“Millennial”) was completed. Jumptap shareholders received approximately 23.5% of Millennial’s fully diluted capital stock.